Exhibit 4.12

CERTIFICATE OF TRUST

OF

INFINITY CAPITAL TRUST I

This Certificate of Trust of Infinity Capital Trust I (the “Trust”), dated as of July 30, 2010 is being duly executed and filed by the undersigned, as the trustees, to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Act”).

1. Name. The name of the statutory trust is Infinity Capital Trust I.

2. Delaware Trustee. The name and address of the trustee of the Trust having its principal place of business in the State of Delaware is:

U.S. Bank Trust National Association

300 E. Delaware Avenue

9th Floor

Wilmington, DE 19801

3. Effective Date. This Certificate of Trust shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with the Act as of the day and year first written above.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Delaware Trustee

By:	/s/ Robert T. Jones
Name: Robert T. Jones
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Property Trustee

By:	/s/ Robert T. Jones
Name: Robert T. Jones
Title: Vice President

/s/ Samuel J. Simon
Samuel J. Simon
As Regular Trustee and not individually

/s/ James H. Romaker
James H. Romaker
As Regular Trustee and not individually

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